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                                                                    EXHIBIT 99.1


                               ALZA CORPORATION
                        Amended and Restated Stock Plan
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                       (as amended through May 6, 1999)

     1.  Purpose.  The purpose of this ALZA Corporation Amended and Restated
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Stock Plan (the "Plan") is to attract, retain and motivate key employees
(including employees who are also directors), directors and consultants of ALZA Corporation (the "Company") and its subsidiaries by giving them the opportunity to acquire stock ownership in the Company. Grants under this Plan may consist of incentive stock options, intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), or non-statutory stock options (in either case, where unspecified, "options"). This Plan also provides for the award of restricted stock.

     2.  Effective Date and Term of Plan. The effective date of this Plan is May
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4, 1992, the date of the approval of the 1992 Stock Option Plan by the Company's stockholders. This Plan shall terminate automatically ten (10) years after its effective date unless terminated earlier by the Board of Directors (the "Board") under Section 13 hereof. No grant of options or restricted stock shall be made after termination of this Plan, but all grants made prior to termination shall remain in effect in accordance with their terms.

     3.  Shares Subject to the Plan.
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         (a) Number and Source of Shares. Subject to the provisions of Section
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9, the total number of shares of stock reserved for grants under this Plan is
14,000,000 shares of Common Stock, $. 01 par value, of the Company (the "Stock"). If any option terminates or expires without being exercised in full, or if any shares of Stock issued as restricted stock are forfeited prior to conferring on their holder benefits of ownership other than voting rights or accumulated dividends that are not realized, the shares issuable under such option or so forfeited shall become available again for grant under this Plan. The shares to be issued hereunder may consist of authorized and unissued shares or treasury shares.

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          (b)  Individual Limitation. The Company may not grant options covering
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in the aggregate more than 200,000 shares of Stock (subject to adjustments and substitutions as required under Section 9 below) to any one participant in any one-year period, except that, at the time of an offer of employment, the Company may grant options covering in the aggregate up to 750,000 shares of Stock (subject to adjustments and substitutions as required under Section 9 below).

     4.   Administration of the Plan.  This Plan shall be administered by the
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Board or by a committee that meets the requirements of Rule 16b-3 under the
Securities Exchange Act of 1934 (the "Exchange Act") as in effect from time to time (in either case, the "Administrator"). The Administrator (i) may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Administrator and (ii) so long as not otherwise required for the Plan to comply with Rule 16b-3, may delegate to one or more officers or directors of the Company authority to grant options to persons who are not subject to Section 16 of the Exchange Act with respect to Stock. The Administrator may delegate non-discretionary administrative duties to such employees of the Company or a subsidiary as it deems proper. The Administrator may also make rules and regulations which it deems useful to administer this Plan. Any decision or action of the Administrator in connection with this Plan or any options or restricted stock granted or shares of Stock purchased under this Plan shall be final and binding. No member of the Board shall be liable for any decision, action or omission respecting this Plan, or any options or restricted stock granted or shares of Stock issued under this Plan.

     5.   Eligibility.
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          (a)  Incentive stock options may be granted under this Plan only to employees of the Company or a subsidiary, including employees who may also be officers or directors of the Company or any subsidiary of the Company. Non-statutory options and restricted stock may be granted to employees (including employees who are also directors), directors, consultants and potential employees (in contemplation of and subject to employment) of the Company or any subsidiary of the Company; provided, however, that grants to directors who are not also employees of the Company

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may be made only in accordance with Section 5(b) below. Participants in this
Plan shall be recommended for grants hereunder by the Chief Executive Officer or Chief Operating Officer of the Company and approved by the Administrator. Determination by the Administrator as to eligibility shall be conclusive.

          (b) Notwithstanding any other provision of this Plan, directors who are not also employees of the Company may receive grants under this Plan only in accordance with this Section 5(b). Automatically and in connection with the offer of directorship to a person who is not an employee of the Company, and subject to that person becoming a director of the Company within the time period set forth in the offer, the person shall be granted a non-statutory option to purchase 20,000 shares of Stock at the fair market value of the Stock on the date of the offer. Such option shall vest in five equal annual increments of 4,000 shares for each increment, beginning on the first anniversary of the date on which the person first attends a meeting of the Board following his or her election as a director (the "Service Date"), and shall be exercisable until the date that is ten (10) years after the date of grant. Assuming that the director is a non employee director on the fifth anniversary of his or her Service Date, such director automatically shall be granted on such fifth anniversary of his or her Service Date a further non-statutory option to purchase 10,000 shares of Stock at the fair market value of the Stock on the date of the grant. Such additional option shall vest in five equal annual increments of 2,000 shares each, beginning one year after the date of grant and shall be exercisable until the date that is ten (10) years after the date of grant. Thereafter, on each subsequent fifth anniversary of his or her Service Date, assuming the director is then a non employee director, a further option to purchase an additional 10,000 shares of Stock automatically shall be granted to such director on the same basis as set forth in the preceding sentence. The Service Date for a director who is also an employee of the Company but who terminates employment with the Company while remaining a director shall, for purposes of this Section 5(b), be deemed to be the date on which such director first attends a meeting of the Board following the termination of his or her employment with the Company. If such director has not been granted options to purchase Stock within five years prior to his or her Service Date, he

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or she automatically shall be granted a non-statutory option to purchase 20,000 shares of Stock on the same basis as set forth above for a grant to a person becoming a director of the Company; and, thereafter, on each subsequent fifth anniversary of his or her Service Date, assuming the director is then a non-employee director, a further option to purchase an additional 10,000 shares of Stock automatically shall be granted to such director on the same basis as set forth above for further options. However, if such director has been granted options to purchase Stock within five years prior to his or her Service Date, he or she shall automatically be granted a non-statutory option to purchase 10,000 shares of Stock on the same basis as set forth above for further options on the fifth anniversary of the date of the last grant of options by the Company to such person prior to the termination of his or her employment with the Company (the "Initial Grant Date"); and, thereafter, on each subsequent fifth anniversary of his or her Initial Grant Date, assuming the director is then a non-employee director, a further option to purchase an additional 10,000 shares of Stock automatically shall be granted to such director on the same basis as set forth above for further options.

     6.   Options.
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          (a)  Grant. The Administrator may, in its discretion, grant options
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under this Plan at any time and from time to time before the expiration of this
Plan. The Administrator shall specify the date of grant or, if it fails to, the date of grant shall be the date of the action taken by the Administrator to grant the option (in either case, the "Grant Date"). If an incentive stock option is approved in anticipation of employment, the Grant Date shall in any event not be prior to the date the intended optionee is first treated as an employee of the Company or any subsidiary for payroll purposes.

          (b)  Option Agreements. As soon as practicable after the Grant Date,
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the Company will provide the optionee a written stock option agreement (the
"Option Agreement"), which designates the option as an incentive stock option or non-statutory option and which identifies the Grant Date, the number of shares of Stock covered by the option, the option price and the terms and conditions for exercise of the option.

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          (c)  Terms and Conditions of Options. Options granted under this Plan
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shall be subject to the following additional terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

               (i)  Exercise of Option. In order to exercise all or any portion
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of an incentive stock option granted under this Plan (or any other option which, by its terms, so requires), an optionee must remain in the employ of the Company or a subsidiary of the Company until the date on which the option (or portion thereof) becomes exercisable (the "Vesting Date"). An option shall be partially exercisable on or after each Vesting Date with respect to the percentage of total shares of Stock covered by the option set out in the Option Agreement.

     If an option (or portion thereof) is not exercised on the earliest Vesting Date on which it becomes exercisable, it may be exercised thereafter at any time prior to its expiration date; provided, however, that in no event may an incentive stock option granted under this Plan be exercised more than ten (10) years from the Grant Date. If the Company grants an incentive stock option to an optionee who owns, on the Grant Date, directly or by attribution, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the company or any subsidiary, the option shall not be exercisable more than five (5) years after the Grant Date.

     Notwithstanding any other provision of this Plan, to the extent required by
Section 422(d) of the Code, the aggregate value of all shares first becoming exercisable by an optionee during any year, under all incentive stock options granted to such optionee covering stock of the Company (or any company which, at the time of grant, was a parent or subsidiary of the Company), shall not exceed $100,000 or such other amount as may be in effect from time to time. If by their terms such incentive stock options, when taken together, would first become exercisable at a faster rate then, except as otherwise specifically provided by the Administrator in its discretion, the portion thereof which exceeds such amount shall be non-statutory options. For this purpose, value shall be the fair market value of the option stock when the options were granted and options shall be taken into account in the order in which they were granted.

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In no event may the operation of this Section 6(c)(i) cause an option to vest before its terms or, having vested, cease to be vested.

          Options granted to employees under this Plan shall be exercisable until ten (10) years after the Grant Date, unless the Administrator shall determine otherwise.

               (ii)  Option Price. The option price of incentive stock options
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shall be at least one-hundred percent (100%) of the fair market value of the shares covered by the option on the Grant Date, as determined in good faith by the Administrator and, in the case of non-statutory options, shall be at least one hundred percent (100%) of the fair market value of the shares covered by the option on the Grant Date unless the Administrator specifically determines otherwise, in which event the option price of such non-statutory options shall not be less than eighty- five percent (85%) of the fair market value of the shares covered thereby on the Grant Date, determined in the same manner. If the Company grants an incentive stock option to an optionee owning on the Grant Date, directly or by attribution, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary, the option price shall be at least one-hundred ten percent (110%) of the fair market value of the shares covered by the option on the Grant Date determined in the same manner.

               (iii) Method of Exercise. To the extent the right to purchase
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shares has accrued, an option (or portion thereof) may be exercised from time to time in accordance with its terms by written notice from the optionee to the Company stating the number of shares with respect to which the option is being exercised and accompanied by payment in full of the exercise price of the shares. Payment may be made in cash, by check, or by delivery of shares of Stock (duly endorsed in favor of the Company or accompanied by a duly endorsed stock power), by a combination of the above, or any other form of consideration approved by the Administrator (including payment in accordance with a cash-less exercise program as permitted under Regulation T promulgated by the Federal Reserve Board, as amended from time to time). Any shares delivered to the Company as payment upon exercise of an option shall be valued at their fair market value as of the date of exercise of the option

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determined in good faith by the Administrator. Options may not be exercised by any optionee by the delivery of shares of stock more frequently than once every six months.

               (iv)  Restrictions on Option Shares. At the time it grants
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options under this Plan, the Company may retain for itself (or others) rights to purchase the shares acquired under the option or impose other restrictions on the shares. The terms and conditions of any such rights or other restrictions shall be set forth in the Option Agreement evidencing the option.

               (v)   Non-assignability of Option Rights. Except as otherwise
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determined by the Administrator, no option shall be transferable other than by will or by the laws of descent and distribution or a qualified domestic relations order and, otherwise during the lifetime of an optionee, only the optionee may exercise an option.

               (vi)  Exercise After Termination of Service or Death. If for any
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reason other than permanent and total disability or death, an optionee ceases to be employed by, or a consultant or director to (if such relationship forms the sole basis for the grant), the Company or a subsidiary, options held at the date of such termination (to the extent then exercisable) may be exercised at any time within three months after the date of such termination (but in no event after the expiration date of the option as set forth in the Option Agreement).
If an optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) or dies while employed by, or a consultant or director to, the Company or a subsidiary, (or, if the optionee dies within the period that the option remains exercisable after termination of employment, consultancy or directorship), options then held (to the extent then exercisable) may be exercised by the optionee, the optionee's personal representative, or by the person to whom the option is transferred by will or the laws of descent and distribution, at any time within one year after the disability or death or any lesser period specified in the Option Agreement (but in no event after the expiration date of the option as set forth in the Option Agreement).

     7.   Restricted Stock.
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          (a)  Grant. The Administrator may grant restricted stock under this
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Plan at any time and from time to time before the expiration of this Plan.

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          (b)  Restricted Stock Agreement. As soon as practicable after the
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grant of restricted stock, which in no event shall be later than thirty (30)
days after the grant date of the restricted stock, the Company will provide the participant with a written restricted stock agreement setting forth the terms and conditions of the grant (the "Restricted Stock Agreement").

          (c)  Price. Participants awarded restricted stock, within fifteen (15)
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days of receipt of the Restricted Stock Agreement, shall pay to the Company the purchase price of the restricted stock set forth in the Restricted Stock Agreement, which shall not be less than the par value of the Stock subject to the grant. If such payment is not made and received by the Company by such date, the grant of restricted stock shall lapse.

          (d)  Restrictions. Subject to the provisions of the Plan and the
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Restricted Stock Agreement, during a period set by the Administrator, commencing with, and not exceeding ten (10) years from, the grant date of the restricted stock (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock. Within these limits, the Administrator may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Administrator may determine.

          (e)  Dividends. Unless otherwise determined by the Administrator, cash
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dividends with respect to shares of restricted stock shall be automatically reinvested in additional restricted stock, and dividends payable in Stock shall be paid in the form of restricted stock.

          (f)  Termination. Except to the extent otherwise provided in the
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Restricted Stock Agreement and pursuant to Section 7(d), upon termination of a participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

     8.   Payment of Taxes.
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          (a)  The exercise of an option (regardless of the form of payment for exercise of the option) or the transfer or other disposition of restricted stock shall be

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conditioned upon payment in cash, or provision satisfactory to the Administrator for payment to the Company, of any federal and state withholding taxes which, in the Administrator's judgment, are payable in connection therewith.

          (b) If and to the extent consented to by the Administrator in its sole discretion, a person who exercises an option may (i) tender to the Company previously-owned shares of Stock, or (iii) have shares of Stock to be obtained upon exercise of the option withheld by the Company on behalf of the optionee, in either case to pay the amount of tax that the Administrator, in its discretion, determines to be required to be withheld by the Company.

     9.   Adjustment for Changes in Capitalization. The existence of outstanding
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options shall not affect the Company's right to effect adjustments, re-
capitalization, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's, or any other corporation's, assets or business, or any other corporate act whether similar to the events described above or otherwise. Subject to Section 10, if the number of outstanding shares of Stock is increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a re-capitalization, reclassification, stock split, combination of shares, stock dividend or other event, the number and kind of securities with respect to which options or restricted stock may be granted under this Plan, the individual limitations under Section 3(b) above, the number and kind of securities as to which outstanding options may be exercised, the option price at which outstanding options may be exercised hereunder shall be proportionately adjusted.

     10.  Dissolution, Liquidation, Merger.  In the event of a dissolution or
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liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but in which more than fifty percent (50%) of the shares of its Stock outstanding before the merger are held, after the merger, by holders different from those immediately prior to the merger, or a sale of more than eighty percent (80%) of

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the assets of the Company, (a) except as otherwise provided in the Option
Agreement, the time at which each outstanding option may be exercised (subject, in the case of incentive stock options, to the limitations on exercisability set forth in Section 6(c)(i) of this Plan) shall be accelerated at a time such that the optionee (upon exercise of the option) would be eligible to receive the consideration payable to holders of Stock in connection with such liquidation, dissolution, merger, consolidation, reverse merger or sale, and (b) except as otherwise provided in the Restricted Stock Agreement, the restrictions applicable to any restricted stock shall lapse.

     11.  Rights as Stockholder.  Unless the Plan or the Administrator expressly
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specify otherwise, a participant shall have no rights as a stockholder with respect to any shares of Stock covered by a grant hereunder until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of a certificate representing the shares of Stock. Subject to Sections 9 and 10, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificate is issued.

     12.  Disqualifying Dispositions.  If shares of Stock acquired upon exercise
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of an incentive stock option are disposed of in a "disqualifying disposition"
(within the meaning of Section 422 of the Code), the holder of the shares shall notify the Company in writing, within five days after the disposition, of the date and the terms of such disposition. In the event of any such disposition, the holder will comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled.

     13.  Termination or Amendment.
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          (a)  The Board may amend, alter or discontinue this Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding grant without the participant's consent. In addition, the Board may not amend or alter the Plan without the approval of stockholders of the Company entitled to vote at a duly held stockholders' meeting or by an action by written consent and, if at a meeting, a quorum of the voting power of the Company is represented in person or by proxy, where such amendment or alteration would, except

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as expressly provided in the Plan, increase the total number of shares reserved for issuance pursuant to grants under the Plan or in such other circumstances as the Board deems appropriate to comply with Rule 16b-3 or with Section 422 of the Code or otherwise.

     14.  Parent and Subsidiary.  As used in this Plan, "parent" and
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"subsidiary" mean any corporation in an unbroken chain of corporations which includes the Company if, at the relevant time, each of the corporations other than the last corporation in the chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock of one of the other corporations in the chain.

     15.  Employment or Consulting Relationship.  Nothing in this Plan or any
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option granted hereunder shall interfere with or limit in any way the right of the Company or of any its subsidiaries to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any its subsidiaries.

     16.  Governing Law.  This Plan and the rights of all persons under this
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Plan shall be construed in accordance with and under applicable provisions of the Code and the laws of the State of California.

                               * * * * * * * * *

     The Board adopted the ALZA Corporation 1992 Stock Option Plan on January 30, 1992 and the stockholders approved it on May 4, 1992. The Board amended the ALZA Corporation 1992 Stock Option Plan on February 16, 1995, renaming it the ALZA Corporation Amended and Restated Stock Plan (the "Amended and Restated Plan") and the stockholders approved the amendments on May 11, 1995.

     The Board amended the Amended and Restated Plan on February 12, 1997 to increase the number of shares from 6,000,000 to 9,000,000 and to provide for the transferability of option rights. The stockholders approved the amendment to increase the number of shares on May 8, 1997.

     The Board further amended the Amended and Restated Plan on August 13, 1997. These amendments did not require stockholder approval.

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     The Board further amended the Amended and Restated Plan on February 9, 1999 to increase the number of shares from 9,000,000 to 14,000,000, subject to stockholder approval. The stockholders approved this amendment on May 6, 1999. The Compensation and Benefits Committee of the Board made certain non-material amendments to Section 8 of the Amended and Restated Plan on May 6, 1999.

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